                                   EXHIBIT 11

                                JumboSports Inc.
                Weighted Average Shares Outstanding Calculations
                      for the Year Ended January 31, 1997



PRIMARY
-------
       Weighted average common stock outstanding                                 19,984,993
       Weighted average stock issued assuming exercise of stock options
             using the treasury stock method at average market price                    N/A(1)
                                                                               ------------

       Total weighted average shares outstanding                                 19,984,993
                                                                               ============

       Net loss                                                                $(30,543,550)
                                                                               ============

       Primary loss per share                                                  $      (1.53)
                                                                               ============


FULLY DILUTED
                                                                               ------------
       Weighted average common stock shares outstanding                          19,984,993
       Weighted average stock issued assuming exercise of stock options using the treasury stock method at the higher of average
             market price or ending market price                                        N/A(1)
       Weighted average stock issued assuming the as adjusted method for
             the 4 1/4% Convertible Subordinated Notes Due 2000                         N/A(2)
                                                                               ------------

       Total weighted average shares outstanding                                 19,984,993
                                                                               ============

       Net loss as reported                                                    $(30,543,550)
       Interest adjustment net of tax for the 4 1/4% Convertible
             Subordinated Notes                                                         N/A(2)
                                                                               ------------

       Net income as adjusted                                                  $(30,543,550)
                                                                               ============

       Fully diluted earnings per share                                        $      (1.53)
                                                                               ============





(1)  Not reported under GAAP as conversion would be anti-dilutive.
(2) Not reported under GAAP as conversion would be anti-dilutive, and dilution less than 3%.



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